Company Overview 29 November 2021 CONFIDENTIAL G:\Restructuring\Co-Active\Geo Group\Presentations\2021.11.xx - Creditor Presentation Blowout\Project Palm - Cleansing Materials_v30.pptx Time Stamp : 9 March 2017 10:42:26 Discuss amongst advisors; intent would be to share with holders under NDA but without any cleansing requirement upon deal/expiration of NDA, given type of information“ Schedule two calls with FTI Exhibit 99.1

Disclaimer Company Overview CONFIDENTIAL Confidentiality This confidential presentation (together with the information set forth herein and any oral statements made in connection herewith, the “Presentation”) is being delivered to you by The GEO Group, Inc. and certain of its subsidiaries (collectively, the “Company”) in connection with the evaluation of a potential financing transaction involving the Company. This Presentation is provided for informational purposes only and does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment, or other product. This Presentation does not create any obligation of any party to enter into any further agreement or arrangement. Unless and until a definitive agreement has been fully executed and delivered, no contract or agreement providing for a potential transaction will exist and none of the Company nor any other party will be under any legal obligation with respect to a potential transaction. Information This Presentation does not purport to contain all of the information that may be required to evaluate a possible decision to participate in the financing transaction with respect to the Company; is not intended to address the specific investment objectives, financial situations, or financial needs of any particular person; and is not intended to form the basis of any such decision by the recipient or its clients. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its affiliates, subsidiaries, shareholders, partners, directors, officers, employees, agents, or advisors or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a potential transaction. No responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto or for possible loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. The information contained in this Presentation is preliminary in nature and is subject to updating, completion, revision, amendment, verification, and other changes, which could be material. The Company disclaims any duty to update the information contained in this Presentation. This Presentation refers to publicly available information and statistics regarding market participants in the sectors in which the Company competes, as well as other industry data. Any comparison of the Company to the industry or to any of its competitors is based on this publicly available information and statistics, and such comparisons assume the reliability of the information available to the Company. The Company has not independently verified the information provided by the third-party sources, and, as such there can be no assurance as to the accuracy or completeness of the indicated information. In addition, all of the industry data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. The financial information contained in this Presentation has been taken from or prepared based on the historical financial statements of the Company and related notes thereto for the periods presented, which are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). The unaudited historical financial information for the last twelve months (“LTM”) ended September 30, 2021 has been prepared by adding the Company’s historical financial information for the year ended December 31, 2020 to the Company’s historical financial information for the nine months ended September 30, 2021 and subtracting the Company’s historical financial information for the nine months ended September 30, 2020. Results for the nine months ended September 30, 2021 or any subsequent period are not necessarily indicative of the results to be expected for the full year or for any other period. The historical consolidated financial information as of September 30, 2021 and for the nine months ended therein reflect all adjustments, consisting only of normal and recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial data for the interim periods. Historical results for the periods presented do not necessarily represent potential results for any future period. Forward-looking Statements This Presentation includes “forward-looking statements” within the meaning of United States securities laws. Forward-looking statements are any statements that are not based on historical information. Statements other than statements of historical facts included in this Presentation, including, without limitation, statements regarding the Company’s future financial position (including financial projections), business strategy, the impact of COVID-19 on its business, the efficacy and distribution of COVID-19 vaccines, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of the Company. The Company’s actual results and the timing of events may differ from the expectations, estimates, and projections anticipated in these forward-looking statements, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Company’s latest Annual Report filed with the SEC on Form 10-K and in subsequence reports filed with or furnished to the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this Presentation speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors described above. The Company neither undertakes nor accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required by law. 1

Defined Terms Company Overview BOP: Federal Bureau of Prisons USMS: United States Marshall Service ICE: U.S. Immigration Customs and Enforcement DOC: Department of Corrections ISAP: The Intensive Supervision and Appearance Program under ICE DRC: Day Reporting Center 2

Table of Contents Company Overview CONFIDENTIAL ICOMPANY OVERVIEW 3 IISEGMENT OVERVIEW 11 IIIRECENT BUSINESS UPDATES 15 IVSECTOR TRENDS 20 VFINANCIAL OVERVIEW 23 APPENDIX

Confidential Company Overview ICompany Overview

CONFIDENTIAL

Long-Standing History as Trusted Service Provider

For more than 35 years, The GEO Group, Inc. ("GEO" or the "Company") has been a trusted service provider to federal, state and local government agencies in the United States, delivering quality, cost-effective management and care for secure institutions, ICE processing centers, and community reentry facilities. Over the years, the Company has evolved to become a diversified leading provider of offender rehabilitation, post-release services, and community-based programs.

- **1984** Founded in 1984 by Executive Chairman George Zoley
- **1992** Enters international market with development of Australasian Correctional Management subsidiary (later renamed GEO Australia)
- **1994** IPO on Nasdaq
- **1996** Listed on NYSE
- **1997** Receives award for the first privately operated BOP facility
- **2003** Completes repurchase of majority stake from G4S and becomes an independent company; officially changes name to The GEO Group Inc.
- **2005** Acquires Correctional Services Corporation, adding 15 adult secure facilities with ~8,000 beds
- **2007** Acquires CentraCore Properties Trust, adding 13 adult secure facilities with ~8,000 beds
- **2010** Merger with Cornell Companies, resulting in combined company with ~78,000 beds
- **2011** Acquires BI in $415 million all-cash transaction
- **2012** First Continuum of Care site is established
- **2013** Conversion to REIT
- **2014** Awarded contract for Ravenhall Australia
- **2015** Acquisition of 8 adult secure facilities with ~6,500 beds from LCS Correction Services
- **2017** Acquires Community Education Centers, adding ~12,000 adult secure and reentry beds
- **2019** Commences publication of annual ESG report
- **Sep. 30, 2021** Owns, leases and/or manages 107 facilities totaling over 86,000 beds

International Business Operations | U.S. Business Operations | Other Corporate Actions

3

GEO works with government clients to provide customized solutions for correctional facilities, immigration centers and rehabilitation programs. Reputation as a Partner with Government Entities I Company Overview Company Overview Manage any shelters or facilities housing unaccompanied migrant minors Manage any border patrol holding facilities along the U.S. Southwest border Manage any facilities with tent structures or chain-link fencing in housing areas Manage any facilities that are overcrowded Play a role in passing criminal justice or immigration laws, and have never advocated for or against criminal justice or immigration enforcement policies Require any detainees to work involuntarily GEO Provides a Full Suite of Highly Regulated Services What GEO Does Not Do Manage modern immigration Processing Centers under contract with ICE with amenities including artificial turf soccer fields, flat screen TVs in living areas, indoor and outdoor recreation, classrooms, multipurpose rooms, and libraries Proudly comply with the Obama-Biden Administration’s performance-based national detention standards Provide safe and humane residential care for civilly detained individuals during the adjudication of their immigration cases, with an average length of stay of approximately 60 days The services provided today are in no way different from the high-quality services provided for eight years under the Obama-Biden Administration, including 24/7 access to high-quality healthcare services Manage correctional facilities housing state and local inmates and provide offender rehabilitation and post-release support services, proven to reduce recidivism, through GEO Continuum of Care® Manage facilities that are highly rated by independent accreditation entities including the American Correctional Association, the National Commission on Correctional Health Care, and The Joint Commission Advocate for public-private partnerships that deliver private sector solutions to public sector challenges with strict government oversight. The facilities GEO manages have on-site, full-time government monitors 4

Provides Comprehensive Services through Diversified Business Segments I Company Overview Company Overview GEO specializes in the ownership, leasing and management of secure facilities, processing centers and reentry facilities and the provision of community-based services and youth services in the United States, Australia, South Africa and the United Kingdom. At September 30, 2021, the Company’s worldwide operations included the ownership, lease and/or management of ~86,000 beds at 107 facilities, including idle facilities, projects under development and recently awarded contracts, and the provision of community supervision services for more than 200,000 individuals, including over 100,000 through an array of technology products including radio frequency, GPS, and alcohol monitoring devices. U.S. Secure Services Oversees operation and management of ~69,000 beds in 54 secure facilities providing services on behalf of the BOP, USMS, ICE as well as seven state correctional agencies and various local jurisdictions GEO Care Oversees the GEO Continuum of Care® division, GEO’s community reentry centers and nonresidential reentry programs along with the provision of electronic and location monitoring services to governmental agencies across the United States International Services Provides secure correctional services for government agencies in the United Kingdom, Australia, and South Africa managing four secure facilities encompassing ~6,500 beds Key Stats as of September 30, 2021 107 Properties worldwide ~86,000 Beds ~$2.3B LTM Revenue ~$451M LTM Adj. EBITDAre > 90% Retention rate3 Major Business Segments LTM Rev. / % of Total1 $1,516M / 67% $546M / 24% $214M / 9%2 700-Bed Broward Transitional Center 724-Bed Alabama Therapeutic Education Facility 1,300-Bed Ravenhall Correctional Centre As of 9/30/2021. Excludes ~$1.2M of Facility Construction & Design revenue from the Australia business. Based on contract retention rate over five-year period from FY’17 – FY’21. Update stats for 9/30/21? 5

Attractive Global Real Estate Portfolio is the Foundation of our Business I Company Overview Company Overview GEO maintains a geographically diverse portfolio with 1071 facilities across 27 U.S. states, South Africa and Australia. 17.6 million square feet Real estate owned or operated Extensive Real Estate Portfolio Global Facility Footprint (at September 30, 2021)1 ~90% of Fixed Assets Comprised of Land & Buildings ~$2.7 billion Book value of long-term real estate assets ~59,0001 Owned/leased beds 75+ Years Economic useful life GEO has financed2 and developed dozens of facilities since the mid-1980s The sector has high barriers to entry given that the assets are difficult to replace Difficult permitting and zoning Long development lead times High capital intensity Shortage and age of public facilities necessitate private market inventory GEO facilities have an average age of ~18 years vs. ~41 years for public prisons in states where GEO operates The Company’s flexible approach allows it to adjust to dynamic government needs Headquarters / Regional Office Secure Services Facilities Reentry Centers Youth Residential Facilities Does not include 81 non-residential reentry centers. GEO may act as a source of financing or as a facilitator with respect to the financing of the construction of a facility. Update stats for 9/30/21? South Africa Custodial Management Head Office Johannesburg, South Africa GEO Australia Head Office Sydney, Australia 6

Diversified Long-Term, High-Quality Customer Relationships I Company Overview Company Overview Non-Residential includes various other federal, state and local contracts. Based on contract retention rate over five-year period from FY’17 – FY’21. GEO maintains long term relationships with top customers and has a high historical win rate on competitive re-bids due to its ability to offer high quality, essential services at a low cost. Revenues By Customer (LTM Q3’21) All investment grade customers Most clients required by law to pay on time: 45-60 days High rate of collecting receivables Payment schedule: monthly billing Majority of contracts include fixed monthly payments High-Quality Government Contracts Mid-90s Company-wide occupancy averages 7-10 years Average length of contract terms > 90%2 Customer retention Select Relationship Tenure ICE 34 years BOP 24 years USMS 21 years Australian State Entities 29 years Florida 27 years 1 GEO to provide Q3’21 LTM revenue by customer 7

Sustained Focus on Human Rights, ESG and Adherence to Regulations I Company Overview Company Overview Commitment to providing a safe and humane environment for all individuals entrusted in the Company’s care All facilities are maintained to be compliant with safety codes and fire protections GEO has zero tolerance for all forms of sexual abuse and follows the Prison Rape Elimination Act (PREA) All individuals entrusted in the Company’s care have access to quality healthcare including medical, dental, and mental health All of GEO’s secure facilities and processing centers provide access to legal services, telephones, attorney visits, language translation services, religious opportunities, nutritious meals, recreational activities and visitation with family and friends Independent verification of performance by clients, other local agencies and national accreditation organizations Respecting Human Rights Creating Opportunities Of GEO’s 17,500 U.S. employees: 51% are female 10% are military veterans 61% are minorities 38% of all GEO’s Secure Services employees participated in labor unions and collective bargaining in 2020 $91.2M spent on vendors that are minority owned, veteran owned, or disadvantaged in 2020 $1.8M donated to various charities, schools, community organizations, and higher education scholarships for students across the country in 2020 GEO is committed to respecting human dignity and rights, providing leading evidence-based rehabilitation programs, imparting a safe and secure environment and maintaining quality facilities. Each facility operated in accordance with company-wide policies and procedures and with the standards and guidelines required under extensive written contracts All secure facilities have onsite, full-time customer contract monitors and are subject to annual client audits GEO compliance monitors at all secure facilities in the U.S. All ICE facilities operate under the 2011 ICE standards implemented by the Obama-Biden Administration American Correctional Association (ACA) accreditation with median scores of 100%, National Commission on Correctional Health Care accreditation in majority of facilities, Joint Commission accreditation at 5 secure services facilities GEO employs an independent contract compliance division that reports directly to the CEO BI has achieved certification for ISO 9001:2008 Highly Regulated / Professional Services 8

CONFIDENTIAL

Award Winning GEO Continuum of Care®

GEO's Continuum of Care® program of improved offender rehabilitation is GEO's contribution to criminal justice reform and provides a successful model on how people in the criminal justice system can be better served.

Overview

- **Focus on integrating in-custody evidence-based rehabilitation with post-release services aimed at reducing recidivism**
- **GEO Continuum of Care® received the 'Innovation in Corrections' award from American Correctional Association in January 2018**
- **In 2020, GEO's Continuum of Care® programs in Florida achieved a three-year accreditation from CARF International, an independent accrediting organization focused on promoting the quality, value, and optimal outcomes of rehabilitation programs**

American Correctional Association

ASPIRE to Excellence® carf INTERNATIONAL

GEO Continuum of Care® 2020 Milestones

More than 2.6 million hours of rehabilitation programming

Academic programs averaged **nearly 1,400 daily participants** and awarded **~1,200 high school equivalency degrees**

Average daily attendance for vocational courses totaled **over 4,000 participants** leading to **more than 7,600 vocational training certifications**

~8,200 individuals attended substance abuse treatment on a daily basis with **~8,800 participants** completing substance abuse treatment programs

~20,000 Program participants

Implemented at **19 GEO facilities**

9

Highly Qualified and Experienced Management Team I Company Overview Company Overview The management team has combined over 160 years of corrections industry experience (average of 20 years of experience per person) and an average tenure with the Company of over 16 years. Jennifer White Vice President, Monitoring Operations 33 Years with BI TBU Announced retirement George C. Zoley, Ph.D. Executive Chairman Founder 37 Years in Corrections James H. Black President Secure Services 29 Years with GEO 37 Years in Corrections Joe Negron General Counsel and Corporate Secretary 3 Years with GEO 30 Years in Business Law David J. Venturella Senior Vice President, Client Relations 9 Years with GEO 26 Years in Corrections Jose Gordo Chief Executive Officer 20 Years Working Relationship with GEO Brian R. Evans Chief Financial Officer 21 Years with GEO Ann M. Schlarb, Ph.D. President GEO Care 26 Years with GEO 35 Years in Corrections Richard K. Long Vice President, Project Development 4 Years with GEO 32 Years in Construction George C. Zoley transitioned to the position of Executive Chairman with Jose Gordo appointed Chief Executive Officer effective July 1, 2021. The transition allows Mr. Zoley to focus on the strategic planning and execution of the Company’s future direction, while allowing Jose Gordo and the senior management team to focus on day-to-day operations and the delivery of services. 10

Confidential Company Overview IISegment Overview

CONFIDENTIAL

Segment Overview – U.S. Secure Services

GEO's Secure Services division provides turnkey solutions including the intake and housing of offenders, industry leading in-custody evidence-based programs, as well as secure offender transportation services to government clients.

Overview

- GEO provides secure facilities under public-private partnerships on behalf of the BOP, USMS, ICE, and various state and local jurisdictions
  - 4 BOP facilities
  - 12 USMS facilities
    - 3 direct
    - 9 intergovernmental
  - 17 ICE facilities
  - 15 State/Local DOC facilities
  - 6 additional available facilities
- Oversight of GEO's facilities is coordinated from three regional offices located in Charlotte, NC; San Antonio, TX; and Los Angeles, CA
- Each regional operating structure is headed by a Regional Vice President who oversees approximately two dozen experts in security, medical, financial, contract compliance, human resources and other support services



1,904-BED` SOUTH TEXAS ICE PROCESSING FACILITY

LTM Q3'21 Revenue ($M)



BOP, $184 , 12%
ICE, $551 , 36%
State & Local, $432 , 29%
USMS, $348 , 23%

Total: $1,516M

Key Stats

54
U.S. Secure facilities
38 Owned
2 Leased
14 Managed

7
State customers

3
Federal customers

18
Years average asset life

~69,000[1]
Residential beds

11

1. Includes beds at managed facilities in addition to those at owned/leased facilities.

CONFIDENTIAL

Segment Overview – GEO Care

GEO Care provides flexible solutions that increase accountability, enhance public safety, contain costs, and reduce recidivism; GEO Care delivers a comprehensive approach to manage, rehabilitate and treat individuals inside secure settings and throughout the community.

Community-Based Facilities

- Provides individuals nearing the end of their sentence and those in the community with the resources necessary to successfully transition back into society

43
Residential reentry centers
32 Owned / 9 Leased / 2 Managed

~10,000
Residential reentry beds

81
Non-residential reentry centers ("DRCs")



Electronic Monitoring

- BI Incorporated provides government agencies market-leading electronic monitoring technologies and services for low- to high-risk community-based offenders and provides community-based supervision and monitoring services for ICE through the ISAP program

1,150+
Government Agency Customers

>240,000 Individuals Served Under Community Supervision
Via electronic monitoring technologies, supervision and case management services



GEO Care LTM Q3'21 Revenue by Segment[1] ($M)



Non-Residential, $83 , 17%
Reentry, $149 , 30%
BI, $261 , 53%

Total: $493M

Update on Youth Services

- On July 1, 2021, the Company divested Abraxas, its youth division, which has been organized as a separate independent not-for-profit 501(c)(3) organization
- The youth division was sold for $10M, with the management contracts assigned to the independent not-for-profit entity
- GEO continues to own the real estate for 6 youth facilities and is now leasing them to the newly independent entity

12

1. Excludes revenue and EBITDA from the youth division, which was sold on July 1, 2021. DRC revenue is included in Non-Residential.

Segment Overview – GEO Care (cont’d) II Segment Overview Company Overview BI Company Highlights Historical Revenue2 BI pioneered the use of electronic monitoring products and services for alternatives to detention and has led the industry for over 35 years GEO is the only company to offer a full suite of electronic monitoring and supervision solutions, including the ability to perform in-house manufacturing Market leader in electronic monitoring products BI’s dominant market share of domestic electronic monitoring1 is more than double the next largest competitor Largest producer of electronic monitoring devices with in-house development and manufacturing Unrivaled platform of monitoring, case management and supervisory services Unmatched monitoring and case management services supported by 800+ trained service professionals, supplementing industry leading technologies Market Leader #1 market share1 ~98% Customer Retention Operating within GEO Care, BI Incorporated is the founding company and market leader in electronic monitoring, supervision and case management services. ($ in millions) Refers to the electronic monitoring of individuals through controlled community supervision programs and reflects market share of GPS tracking, RF monitoring and alcohol detection devices as of Q1’21 based on internal estimates and publicly available information from competitors. Company has not attempted to calculate market share amongst all GPS tracking applications. FY’06 – FY’11 reflect fiscal years ending June 30. FY’12 – FY’20F reflect fiscal years ending December 31. ~12% Revenue CAGR FY’15 – FY’21F 2,000+ Active Contracts Align with jenn/alan’s deck Update stats for 9/30/21? 13

CONFIDENTIAL

Segment Overview – International

GEO's international infrastructure, which leverages the Company's operational excellence in the U.S., allows it to capitalize on foreign opportunities.

The GEO Group Australia Pty Ltd.

- Located in Sydney, Australia, The GEO Group Australia provides management services at three correctional centers with ~3,500 beds in the states of New South Wales and Victoria
- Operates Ravenhall Facility through a consortium comprised of GEO Australia, Forensic Care and Honeywell
- Established in 1992


THE GEO GROUP AUSTRALIA,
SYDNEY, AUSTRALIA

~$186 million in LTM Q3'21 Revenue

SACM

- Located in Johannesburg, South Africa, South African Custodial Management operates the 3,024-bed Kutama Sinthumule Correctional Centre for the Department of Correctional Services
- Established in 1999 as a majority-owned joint venture


SOUTH AFRICAN
CUSTODIAL MANAGEMENT,
JOHANNESBURG, SOUTH AFRICA

~$19 million in LTM Q3'21 Revenue

The GEO Group UK Ltd

- Located in London, England, The GEO Group U.K. manages the 249-bed Dungavel House Immigration Removal Centre in Scotland[1]
- Additionally, GEO's U.K. joint venture, GEOAmey, provides prison escort and custody services in England, Wales, and Scotland
- Re-established in 2004


GEOAMEY,
UNITED KINGDOM

~$9 million in LTM Q3'21 Revenue

~$33 million in total LTM Q3'21 EBITDA across International businesses[2]

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1. Management contract terminated September 24, 2021.
2. Includes equity in earnings of affiliates.

Confidential Company Overview IIIRecent Business Updates

Covid-19 Update / Response III Recent Business Updates Company Overview GEO has taken a series of steps to mitigate the risks of COVID-19 and has worked with government agency partners to implement best practices consistent with the guidance issued by the Centers for Disease Control and Prevention (CDC). Ensuring the health and safety of GEO employees and all those in its care has always been the Company’s number one priority. Invested $3.7 million to install bi-polar ionization air purification systems at select secure services facilities to reduce the spread of airborne bacteria and viruses Providing continuing access to facemasks to all inmates and detainees Implemented social distancing pursuant to directives from our government agency partners Invested approximately $2 million in 45 Abbott Rapid COVID-19 ID NOW devices and testing kits; through the end of August 2021, GEO has administered more than 160,000 COVID-19 tests to those in the Company’s care Through the end of August 2021, GEO has worked with government agency partners and State and Local Health Departments to administer more than 36,000 doses of the vaccine at its secure services facilities COVID-19 Mitigation Initiatives Additional information on the Company’s COVID-19 response can be found at www.geogroup.com/COVID19 Prevention Testing Vaccination 15

CONFIDENTIAL

Updates Post-Issuance of Executive Order

- On January 26, 2021, President Biden signed an executive order directing the United States Attorney General not to renew DOJ contracts with privately operated criminal detention facilities, as consistent with applicable law (the "Executive Order")
- Two agencies of the DOJ, the BOP and USMS, utilize GEO's services
  - The BOP houses inmates who have been convicted of federal crimes, and the USMS is generally responsible for detainees who are awaiting trial or sentencing in U.S. federal courts
  - ICE contracts are unaffected by the Executive Order as ICE is overseen by the Department of Homeland Security and not the DOJ
- As a result of the Executive Order and the decline in federal prison populations, certain contracts with the BOP may not be renewed over the coming years
- The BOP has experienced a decline in federal prison populations over the last several years, a trend that has more recently been accelerated by the COVID-19 global pandemic; following the Executive Order, the BOP has announced the non-renewal of 3 owned facilities (Great Plains, Big Spring & Flightline) and the termination of 1 management contract (Reeves County Detention Center I & II)
- With respect to certain USMS facilities, the Company has pursued an intergovernmental contracting strategy in order to comply with the Executive Order, which has somewhat mitigated the contract termination risk thus far in 2021; following the Executive Order, the USMS has announced the non-renewal of 1 owned facility (Queens)

Contracts Impacted by Biden Executive Order (Already Terminated)

Facility	Expiration Date	Client	Beds	Facility Ownership	Status
Queens Detention Facility	Mar 2021	USMS	222	Owned	USMS did not exercise contract renewal (March 15, 2021)
Great Plains Correctional Facility	May 2021	BOP	1,940	Owned	BOP did not exercise contract renewal (May 2, 2021)
Reeves County Detention Center I & II	Sept 2022	BOP	1,800	Managed	Contract terminated effective May 10, 2021[1]
Big Spring Correctional Facility	Nov 2021	BOP	1,732	Owned	Received notice of non-renewal August 18, 2021
Flightline Correctional Facility	Nov 2021	BOP	1,800	Owned	Received notice of non-renewal August 18, 2021
Total			**7,494**		

While contracts representing ~$125 million of FY'20 revenue have been terminated as a result of the Executive Order, the Company is actively marketing and repurposing facilities for other agencies requiring GEO's services as outlined in the following pages.

16

1. Cost-plus agreement that was terminated due to non-GEO related matters.

GEO is Marketing Available Beds in Inventory to Other Agencies III Recent Business Updates Company Overview GEO currently has seven idle facilities with ~7,400 beds. GEO is currently marketing these facilities to various government agencies and/or exploring asset sales. Available Beds in Inventory (as of September 30, 2021)1 Excludes 4 smaller idle facilities with an aggregate net book value of $7.9M as of September 30, 2021. Values as of September 30, 2021. Management estimates based on current construction costs specific to geographic locations; also reflects current insured values. 17

Status of Upcoming Contract Renewals and Recent Wins III Recent Business Updates Company Overview Although the Biden Executive Order will likely result in the eventual phase-out of BOP facilities and direct USMS contracts, GEO has continued to win new business as it markets facilities to other federal and state agencies that are facing increased capacity constraints. Upcoming Contract Renewals/Rebids Recent Contract Extensions and New Contract Wins Contract can be extended for successive two-year periods. 18

Ongoing REIT Structure Evaluation III Recent Business Updates Company Overview The Company is currently assessing its REIT status and plans to make a decision on maintaining a REIT structure in Q4’21. The Company suspended its dividend in April 2021, preserving ~$60 - $80 million of annual cash flow (net of tax)1. GEO has been evaluating whether to convert to a C-Corp, with the objective of maximizing cash flow and achieving deleveraging In addition, Congress has considered proposing new tax legislation that would disallow rental income with respect to prison facilities from qualifying as REIT income, thereby effectively precluding GEO and other companies in the correctional industry from maintaining REIT status beginning January 1, 2022 Converting to a C-Corp would increase the Company’s corporate tax expense but free up a substantial amount of cash A conversion would result in ~$60 - $80 million of increased annual cash flow (net of taxes)1 available for debt service GEO would incur a non-cash charge if it converts to a C-Corp The Company expects to make its final determination regarding its REIT status in Q4’21 Assumes that if the Company maintains REIT status, 90% of REIT taxable income is paid out as dividends along with additional interest required on 2026 Exchangeable Notes; assumes 25% tax rate if the Company converts to a C-Corp. 19

Confidential Company Overview IVSector Trends

Sector Trends Drive Continued Demand for GEO’s Facilities and Services IV Sector Trends Company Overview Aging Public Prisons: Public prisons are on average significantly older than GEO facilities; the Company believes there will be continued demand from government agencies for GEO facilities since rebuilding or replacing these facilities would require significant upfront investment and long lead times, which makes GEO’s offering more attractive 1 Border Inflow: Record increases in migrant flows at the Southwest border create significant capacity issues for ICE and opportunity for GEO and act as a tailwind for the electronic monitoring business; the lifting of Title 42 will also sustain this trend 2 A variety of factors related to infrastructure, immigration, expansion in electronic monitoring and overall cash flow stability will continue to drive demand for GEO’s services in the near and long-term. Stability of Cash Flows: GEO’s revenue base derives from its long-term customer relationships; the Company has historically been able to expand its revenue base by continuing to reinvest its strong operating cash flow into expansionary projects and through strategic acquisitions that provide scale and further enhance its service offerings 3 Further Diversification and Expansion into Correctional and Governmental Services: GEO plans to leverage its experience and scale of service offerings to expand the range of public-private partnership services it provides 4 20

Aging Infrastructure of Public Prisons Creates Opportunity for Private Sector IV Sector Trends Company Overview Aging public prison facilities are costly and less safe More than 200,000 public prison beds in the US are older than economic useful life of 75 years Close to 100,000 public prison beds are 100+ years old Several states have recently taken action to utilize the private sector to replace their aging infrastructure (Alabama, Hawaii, and Kansas) The GEO prison portfolio is significantly younger than those in the states in which it operates. Average Prison Age (Years) State DOC Prisons Opened since 1960 Source:Correctional News Magazine March/April 2018 Publication, Bureau of Justice Statistics; State DOC Websites 1 21

Border Inflow Increase is a Tailwind for GEO Facilities and BI IV Sector Trends Company Overview Record increases in migrant flows come at a time when U.S. immigration courts are experiencing record backlogs and average wait times. The lifting of Title 421 public health restrictions will further increase inflow and exacerbate capacity issues. 2 Southwest Land Border Encounters (2018 – 2021)2 Denotes Title 42 Expulsion (in 000’s) Pending Immigration Court Cases (FY’08 – FY’20)4 Average Immigration Court Wait Times (FY’08 – FY’20)5 (in 000’s) ~17% CAGR (FY’08 – FY’20) (in Days) ~5% CAGR (FY’08 – FY’20) Calendarized Encounter Data 3 Source: U.S. Customs and Border Protection website, Congressional Research Service. The federal government put in place Title 42 public health restrictions at the Southwest border on March 20, 2020, which results in immediate removal of single adults apprehended by Border Patrol. Per U.S. Customers and Border Protection data, published on the agency’s website (cpb.gov). Reflects YTD figures through August 2021. Reflects total pending immigration court cases, per the Executive Office for Immigration Review’s Adjudication Statistics. Fiscal year ended September 30. Reflects the average number of days a non-citizen has already waited for cases currently in process, per a Congressional Research Service report titled Pending Cases in U.S. Immigration Courts, published November 2020. Fiscal year ended September 30. 22

Confidential Company Overview VFinancial Overview

CONFIDENTIAL

Recurring Revenue with Strong Cash Flow Despite Challenges of Pandemic

The Company's revenue and earnings have been robust and relatively stable in FY'20. The business has performed strongly despite the operational challenges and lower capacity resulting from the COVID-19 pandemic.

Revenue ($M)



$3,000
2,000
1,000
--
$2,331
$2,478
$2,350
$2,277
2018
2019
2020
LTM Q3'21

Adj. EBITDAre[1] ($M)



$500
400
300
200
100
--
$444
$483
$440
$451
2018
2019
2020
LTM Q3'21

AFFO ($M)



Dividends
$500
400
300
200
100
--
$298
$229
$68
$328
$233
$96
$301
$216
$84
$310
$72
$237
2018
2019
2020
LTM Q3'21

Commentary

- **Revenues have remained stable but fallen slightly over the past two years**
  - Secure Services revenues decreased due to the COVID-19 pandemic as well as the ramp-down of certain company-owned facilities from Q1'21 – Q2'21
    - Partially offset by activations of certain facilities in late 2020 and early 2021 as well as net increases in populations, transportation services and rates due to increased occupancies at USMS facilities resulting from increasing border crossings during FY'21
  - Revenues at GEO Care fell in FY'20 as a result of contract discontinuations of underutilized facilities which were impacted by the pandemic and other factors; however, they have since risen due to increased participant counts under ISAP and electronic monitoring services
- **Similarly, profitability and cash flow have been robust despite negative impacts of the pandemic, and have since recovered due to favorable cost trends and increased earnings from the electronic monitoring segment**
  - Dividend was suspended in Q2'21, which has further preserved cash flow
  - Increase in ICE/USMS utilization in 2021

1. EBITDAre is defined as net income adjusted by adding provisions for income tax, interest expense net of interest income, depreciation and amortization and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time.

23

Performance Update Since COVID-19 V Financial Overview Company Overview Starting in late March and early April 2020, the pandemic began to negatively impact performance in the secure services business, specifically with ICE Processing Centers and USMS Facilities, as a result of a decrease in court sentencing at the federal level and reduced operational capacity to promote social distancing protocols Additionally, the federal government enacted Title 42 in March 2020, a law that permits the U.S. to block migrant entry due to communicable diseases, resulting in a significant reduction in the number of individuals that would normally enter the U.S. Residential reentry centers and day reporting programs also experienced lower levels of referrals by federal, state and local agencies Despite the challenges brought on by the COVID-19 pandemic, the Company has shown strong performance, with FY’21 financials expected to be significantly better than what was communicated in Q4’20. COVID-19 Impact FY’21 Guidance as of Q4’20 vs. Current ($M) Adj. EBITDAre1 AFFO 15% 28% Net Income 49% However, despite the impact of the pandemic, year-to-date performance was better than expected due to continued favorable cost trends, higher occupancies at USMS and ICE facilities and increased revenue and earnings from the electronic monitoring segment Since Q1’21, census at USMS facilities has increased by ~10% and census at ICE facilities has increased ~100% Cost controls have been effective at the operational level, particularly due to lower occupancy levels BI revenues grew ~23% from Q1’21 to Q3’21 on account of increased encounters at the Border Update for 9/30/21? EBITDAre is defined as net income adjusted by adding provisions for income tax, interest expense net of interest income, depreciation and amortization and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time. 24

General Assumptions Actuals through September 30, 2021 and projected thereafter For illustrative purposes, assumes GEO becomes a taxable C-Corp in Q4’21 Former REIT entities pay a ~25% effective tax rate upon conversion Projections do not assume a sale of any business division Revenue Secured Services San Diego USMS contract remains in place through forecast period Moshannon activated October 1, 2021 and remains active through forecast period North Lake contract is not renewed; becomes idle on October 1, 2022 Big Spring is not renewed by BOP in Q4’21 and becomes idle November 30, 2021; remains idle through forecast period Reeves III contract (managed only facility) is not renewed by BOP in Q3’22 Other active facility contracts not mentioned herein are illustratively renewed on the same terms through forecast period Currently idle facility contracts not mentioned herein are assumed to remain idle through forecast period Operating contracts revenues are indexed to inflation at 1.5% annually GEO Care All residential facility contracts renewed on the same terms Operating contracts revenues are indexed to inflation at 1.5% annually Growth in non-residential and BI driven by increases in immigration services and expansion of product and service offerings in existing contracts for community corrections Expenses G&A growth rate of 3.0% annually Operating contracts expenses are indexed to inflation at 1.5% annually Capex Annual capex of ~$55 - ~$65M over forecast period ~$30 - ~$40M annually related to Secured Services, primarily consisting of maintenance capex for facilities Annual BI growth capex of ~$25M in FY’22, decreasing to ~$19M by FY’27 Annual BI maintenance capex of ~$7M Long-Term Financial Forecast – Key Assumptions V Financial Overview Company Overview -Assume BI is sold Q4’21 and delete BI assumptions -Combine USMS, ICE, State DOCs - Change contract assumptions to read: “activation of xx thousand of idle beds in Q4”, etc. 25 GEO to review bullets on GEO Care assumptions

Long-Term Financial Forecast – Key Metrics V Financial Overview Company Overview Consolidated EBITDA + SBC – cash taxes + dividends from unconsolidated joint ventures + changes in net working capital – capex + other non-cash items including provisions for doubtful accounts, gains/losses on asset sales, goodwill impairment and net loss attributable to noncontrolling interests. Revenue (FY’19A – FY’24E) ($ in millions) Adj. EBITDAre (FY’19A – FY’24E) ($ in millions) Unlevered Free Cash Flow (FY’19A – FY’24E)1 ($ in millions) The following projections were produced on October 29, 2021. Adj. EBITDAre Margin 26

Long-Term Financial Forecast – Key Metrics (cont’d) V Financial Overview Company Overview Projected Financials Includes net gain/loss attributable to noncontrolling interests, provision for doubtful accounts, gains/losses on sale/disposals of property & equipment and goodwill impairment. Includes start-up expenses, closeout expenses, other non-cash revenue & expenses, one-time employee restructuring expenses, COVID-19 expenses and legal-related expenses. The following projections were produced on October 29, 2021. 27

Confidential Company Overview Appendix

Capital Structure Appendix Company Overview Margin range based on total net leverage ratio; currently at L+225. 75 bps LIBOR floor. Consolidated balance sheet cash excluding restricted cash; includes ~$160mm of cash in unrestricted subsidiaries. As calculated under covenant compliance certificates (excludes ~$160mm of cash in unrestricted subsidiaries). 1 2 28

Facilities Overview Appendix Company Overview The following provides an overview of the facilities owned, leased or managed by GEO across all business segments as of September 30, 2021. Excludes 81 non-residential reentry centers. Includes 4 idle facilities (750-bed Cheyenne Mountain Reentry Center, 45-bed Correctional Alternative Placement Services, 104-bed Alle Kiski Pavilion and 350-bed Coleman Hall). GEO sold its youth division (Abraxas) on 7/1/2021; the sale included the transfer of 3 youth facilities. GEO also sold one additional youth facility on 9/1/2021. GEO retains ownership of the remaining 6 youth facilities and leases them to Abraxas. 3 2 1 Update for 9/30/21? 29

Liability Management Transaction Proposals December 2021 CONFIDENTIAL F:\Restructuring\Co-Active\Geo Group\Presentations\2021.12.xx - Term Sheet Cleansing\Palm_-_Liability_Management_Term_Sheet_(Cleansing)_LAZ.pptx Time Stamp : 9 March 2017 10:42:26

Disclaimer Liability Management Transaction proposals CONFIDENTIAL Confidentiality This confidential presentation (together with the information set forth herein and any oral statements made in connection herewith, the “Presentation”) is being delivered to you by The GEO Group, Inc. and certain of its subsidiaries (collectively, the “Company”) in connection with the evaluation of a potential financing transaction involving the Company. This Presentation is provided for informational purposes only and does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment, or other product. This Presentation does not create any obligation of any party to enter into any further agreement or arrangement. Unless and until a definitive agreement has been fully executed and delivered, no contract or agreement providing for a potential transaction will exist and none of the Company nor any other party will be under any legal obligation with respect to a potential transaction. Information This Presentation does not purport to contain all of the information that may be required to evaluate a possible decision to participate in the financing transaction with respect to the Company; is not intended to address the specific investment objectives, financial situations, or financial needs of any particular person; and is not intended to form the basis of any such decision by the recipient or its clients. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its affiliates, subsidiaries, shareholders, partners, directors, officers, employees, agents, or advisors or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a potential transaction. No responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto or for possible loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. The information contained in this Presentation is preliminary in nature and is subject to updating, completion, revision, amendment, verification, and other changes, which could be material. The Company disclaims any duty to update the information contained in this Presentation. This Presentation refers to publicly available information and statistics regarding market participants in the sectors in which the Company competes, as well as other industry data. Any comparison of the Company to the industry or to any of its competitors is based on this publicly available information and statistics, and such comparisons assume the reliability of the information available to the Company. The Company has not independently verified the information provided by the third-party sources, and, as such there can be no assurance as to the accuracy or completeness of the indicated information. In addition, all of the industry data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. The financial information contained in this Presentation has been taken from or prepared based on the historical financial statements of the Company and related notes thereto for the periods presented, which are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). The unaudited historical financial information for the last twelve months (“LTM”) ended September 30, 2021 has been prepared by adding the Company’s historical financial information for the year ended December 31, 2020 to the Company’s historical financial information for the nine months ended September 30, 2021 and subtracting the Company’s historical financial information for the nine months ended September 30, 2020. Results for the nine months ended September 30, 2021 or any subsequent period are not necessarily indicative of the results to be expected for the full year or for any other period. The historical consolidated financial information as of September 30, 2021 and for the nine months ended therein reflect all adjustments, consisting only of normal and recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial data for the interim periods. Historical results for the periods presented do not necessarily represent potential results for any future period. Forward-looking Statements This Presentation includes “forward-looking statements” within the meaning of United States securities laws. Forward-looking statements are any statements that are not based on historical information. Statements other than statements of historical facts included in this Presentation, including, without limitation, statements regarding the Company’s future financial position (including financial projections), business strategy, the impact of COVID-19 on its business, the efficacy and distribution of COVID-19 vaccines, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of the Company. The Company’s actual results and the timing of events may differ from the expectations, estimates, and projections anticipated in these forward-looking statements, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Company’s latest Annual Report filed with the SEC on Form 10-K and in subsequence reports filed with or furnished to the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this Presentation speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors described above. The Company neither undertakes nor accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required by law. 1

Summary of Term Sheets: Amend & Extend of Secured Debt Liability Management Transaction proposals Term Lender Group Proposal (12/3/21)1 GEO Counter (12/16/21) Treatment of Existing Debt $762mm participating Existing TL lenders exchange at par for (i) $191mm cash and (ii) $572mm Exchange TL Exchange of Existing TL: $762mm participating Existing TL lenders exchange Existing TL at par for (i) $130mm cash and (ii) $632mm Tranche 1 Exchange TL with a three-year maturity extension (to March 2027) Exchange of Existing RCF: New Exchange RCF with $550mm commitment (vs. $900mm) and $200mm of Tranche 2 Exchange TL; Exchange RCF has a three-year maturity extension (to May 2027) Transfer of $130mm in cash held at Unrestricted Subsidiary back to parent Exit Consents: To provide flexibility to incur Exchange 2L Facility and additional secured debt for additional financings/exchanges, portable CoC, notes / share repurchases and to modify covenants, EoD, and other terms Minimum Participation: 100% of Existing RCF and 95% of Existing TL Exchange RCF & TL Terms Borrowers / Guarantors [Unspecified] Same Borrowers and Guarantors as Existing RCF and Existing TL Commitment / Outstanding [Unspecified] Existing RCF: Total commitment reduced from $900mm to $750mm at closing $550mm Exchange RCF and $200mm Tranche 2 Exchange TL Existing TL: Balance reduced from $762mm to $632mm at closing Security / Ranking Same as existing collateral package, plus first lien on all previously unencumbered assets Security: Supplement existing security package with domestic real property over $[15]mm NBV (existing and later-acquired), subject to certain exceptions where cost of mortgages / insurance are unreasonable; Company to mortgage > [85]% NBV of domestic real property at closing (vs. ~51% today)2 Additional 35% equity pledge in foreign subs (subject to ongoing tax review) Ranking: Exchange RCF / Exchange TL to rank pari passu in lien priority to Existing RCF / Existing TL on shared collateral and senior in lien priority to Exchange 2L Facility; Exchange RCF / Exchange TL will be effectively senior to the Existing RCF / Existing TL to the extent of the incremental collateral This proposal was in response to GEO’s initial proposal on 11/17/21. Total mortgaged real property would increase from ~$1.0bn to ~$1.7bn. 2

Summary of Term Sheets: Amend & Extend of Secured Debt (cont’d) Liability Management transaction proposals Term Lender Group Proposal (12/3/21)1 GEO Counter (12/16/21) Exchange RCF & TL Terms (cont’d) Maturity September 23, 2026, with: Springing maturity within 91 days of the ’26 Exchangeable Notes maturity unless total amount outstanding of ’26 Exchangeable Notes and ’26 Senior Notes is <$50mm in aggregate Springing maturity within 91 days of stub ’24 Notes maturity unless amount outstanding is <$TBDmm Exchange RCF: May 17, 2027 (three-year extension) Exchange TL (Tranche 1 and 2): March 23, 2027 (three-year extension) Interest / Amortization Interest: L + 775 bps; 100 bps floor Amort.: 10% per annum Exchange RCF: L + 225 – 325 (75 bps increase); no floor Exchange TL: L + 275; 75 (75 bps increase); amortization of 1.25% per annum Replace LIBOR with SOFR (equivalent to proposed LIBOR rates) Prepayment Call Premium NC2 / 103/ 102 / Par Bankruptcy make-whole Sweeps ECF sweep ranging from 100% to 50% based on 1L gross leverage Asset sale sweep $5mm minimum threshold with no carveouts and limited reinvestment Call Premium2: Tranche 1 Exchange TL: 102, 101, 100 Tranche 2 Exchange TL / Exchange RCF: None ECF Sweep: 75% ECF3 Sweep applied pro rata between Tranche 1 Exchange TL vs. Tranche 2 Exchange TL and Exchange RCF post closing; steps down to 50% if Total Net Leverage < 3.0x and to 25% if Total Net Leverage < 2.5x Between Tranche 2 Exchange TL and Exchange RCF, ECF sweep is first applied to Tranche 2 Exchange TL; after Tranche 2 Exchange TL is paid down in full, sweep is applied to reduce Exchange RCF commitment to a minimum of $500mm4 Mandatory prepayment with balance sheet cash >$150mm applied pro rata to Exchange TL (Tranche 1 and 2) and Exchange RCF Tranche 1 Exchange TL receives mandatory prepayment from asset sales prior to Tranche 2 Exchange TL Financial Covenants Same as Existing TL, plus interest coverage ratio Same as Existing RCF and Existing TL pre-transaction (net secured leverage to be reclassified to first lien) This proposal was in response to GEO’s initial proposal on 11/17/21. Call premium is applicable only to optional prepayments. ECF is net of maintenance capex, growth capex and other customary / free cash flow items. After Exchange RCF commitment is reduced to $500mm, Company will retain any remaining portion of the ECF sweep (subject to anti-hoarding). 3

CONFIDENTIAL

Summary of Term Sheets: Amend & Extend of Secured Debt (cont'd)

		Term Lender Group Proposal (12/3/21)[1]	GEO Counter (12/16/21)
Exchange RCF & TL Terms (cont'd)	Negative Covenants	• Substantially similar to Existing TL, including: – Debt / Lien Incurrence: • No incremental 1L capacity • Basket for Exchange 2L – Prepayments: No prepayment capacity for junior debt, which includes 2023, 2024, and 2025 senior notes maturities • Any post-transaction senior note stubs to be (i) refinanced with new 2L debt, (ii) exchanged on a junior basis, or (iii) refinanced with equity – RP / Share Repurchases: $5mm general RP capacity; no other general RP or investment capacity (including investments in non-Loan Parties) • Eliminate sale-leaseback transactions • Other negative covenants [TBD], but in any event, to be in form and substance acceptable to the Term Lender Group	• Substantially similar to existing credit agreement, including: – Debt / Lien Incurrence: • $50mm incremental 1L capacity, basket for Exchange 2L Notes,[2] $600mm 3L capacity and other customary baskets • Ability to refinance any debt with new like kind or junior debt – 2023 and 2024 stub maturities: Company can utilize cash / RCF availability to repay stub notes at maturity – RPs / Debt Prepayments: Greater of $25mm and cumulative ECF retained by the Company (*i.e.*, 25% of ECF initially)[3]
Exchange RCF & TL Terms (cont'd)	Change of Control	• Same as existing credit agreement	• Portable CoC provision whereby CoC would not be an EoD or require mandatory repayment
Other		• C-Corp conversion is a condition precedent to close • Prohibition on the formation and designation of Unrestricted Subsidiaries and the direct or indirect transfer of assets to, and holding of assets by, an Unrestricted Subsidiary; prohibition to be elevated to a sacred right only able to be amended by affected Lender vote • Inclusion of lien subordination protection (as well as pro rata protection) as a sacred right only able to be amended by affected Lender vote • Inclusion of Chewy protection in form and substance acceptable to AHG; elevate Chewy protection to sacred right only able to be amended by affected Lender consent • Elimination of ability to make open market purchases in anything but cash; provision to be elevated to sacred right only able to be amended by affected Lender consent	• Inclusion of lien subordination protection (as well as pro rata protection) as a sacred right only able to be amended by affected Lender vote • "Chewy" guarantee release protection • Anti-cash-hoarding as a condition precedent to an Exchange RCF borrowing (subject to minimum of $150mm of domestic unrestricted cash) • Any amendment or waiver relating to a condition precedent to an Exchange RCF borrowing, including without limitation, a default or an EoD, subject to a 51% vote of Exchange RCF lenders

1. This proposal was in response to GEO's initial proposal on 11/17/21.
2. See following page for description of Exchange 2L Notes.
3. For dividends or share repurchases, Company can only use retained ECF (*i.e.*, Company cannot use $25mm initial basket for dividends or share repurchases if no retained ECF is available).

4

Summary of Term Sheets: Exchange of Senior Notes Liability Management transaction proposals Noteholder Group Proposal (12/13/21)1 GEO Counter (12/16/21) Treatment of Existing Securities Participating 2023, 2024 and 2026 Senior Notes exchange at par and receive (i) cash and (ii) new 2L secured notes2 2023 Notes: 50% cash and 50% new 2L notes (Noteholder Group Steering Committee members to receive 100% in new debt) 2024 Notes: 5% cash and 95% new 2L notes 2026 Notes: 100% new 2L notes Minimum Participation: TBD; not less than 50% per series Participating Noteholders to provide exit consents Participating 2023 Notes and 2024 Notes are exchanged at par and receive consideration of (i) cash and (ii) Exchange 2L Notes 2023 Notes: 30% cash and 70% Exchange 2L 2024 Notes: 5% cash and 95% Exchange 2L 2026 Notes: 50% of 2026 Notes exchanged into 100% Exchange 2L; no cash Ad Hoc Noteholder Group (“AHG”) holders waive cash consideration for the benefit of non-AHG holders Minimum Participation Threshold: 2023 / 2024 Notes: TBD 2026 Notes: 50.1% Exchange 2L Terms Borrowers / Guarantors Same as Exchange RCF and Exchange TL Same Borrowers and Guarantors as Exchange RCF and Exchange TL Security / Ranking 2L on all collateral (including all currently unencumbered collateral) Second-lien on collateral of Exchange RCF and Exchange TL To rank junior in lien priority to: (a) Exchange RCF and Exchange TL and (b) Existing RCF and Existing TL (on shared collateral); effectively senior to: non-participating 2023 and 2024 Notes, 2026 Notes, 2026 Exchangeable Notes and other unsecured creditors to the extent of the collateral Maturity 2023 & 2024 Senior Notes: June 30, 2027 2026 Senior Notes: June 30, 2028 2023 and 2024 Notes: 6 years 2026 Notes: 6.5 years Interest New Extended 2L Notes due 2027: 9.5% cash plus 1% PIK New Extended 2L Notes due 2028: 9.5% cash plus 1.5% PIK New 6-year Exchange 2L Notes: 6.50% cash New 6.5-year Exchange 2L Notes: 6.50% cash Fees 1.0% early exchange fee; 0.5% otherwise None Prepayment 103, 102, 101 Call protection: 103, 102, 101 Financial Covenants 2L net secured leverage ratio, total leverage ratio, and interest coverage ratio; covenant levels TBD Net secured leverage ratio through second lien, total leverage ratio and interest coverage ratio Negative Covenants Various TBD Covenant package aligned with existing bonds and comparable secured bonds Change of Control Portable CoC to be qualified Portable CoC provision whereby CoC would not be an EoD or require mandatory repayment 5 This proposal was in response to GEO’s initial proposal on 12/2/21. The Exchange could be structured with a fixed cash pot (i.e., $130mm) rather than fixed cash consideration to induce participation. Larger Noteholder Group to be provided the option to receive 100% of consideration in new debt.

CONFIDENTIAL

Amend & Extend of Secured Debt & Senior Notes Exchange

(GEO's 12/16/21 Proposal)

($ in millions)

The following illustrates the sources and uses and capital structure impact of the liability management transaction.

Description

- Existing RCF is exchanged for $200mm Exchange TL, with the remainder exchanged into Exchange RCF with a $550mm commitment; Existing TL is exchanged into $632mm of Exchange TL and $130mm of cash[1]
  - Maturities extended by three years to 2027
  - Assumes RCF and TL interest rates increased by 75 bps
  - Estimated cash paydown on the Exchange RCF of ~$201mm at closing
  - 75% ECF[2] Sweep applied pro rata between Tranche 1 Exchange TL vs. Tranche 2 Exchange TL and Exchange RCF[3] post closing; steps down to 50% if Total Net Leverage < 3.0x and to 25% if Total Net Leverage < 2.5x
- Illustratively assumes 100% of 2023 and 2024 Notes and 50% of 2026 Notes are exchanged at par and receive Exchange 2L Notes and cash consideration
  - 30% of aggregate consideration in cash for 2023 Notes and 5% for 2024 Notes; no cash consideration for 2026 Notes
  - ~$89mm of cash distributed to holders of 2023 and 2024 Notes assuming 100% participation
  - Assumes interest rate on Exchange 2L Notes of 6.50%

Illustrative Sources & Uses

Cash Sources	
Q4'21 EOP Unrestricted Cash	$555
Total Cash Sources	**$555**

Cash Uses	
Cash to Balance Sheet	$100
RCF Paydown	201
Term Loan Paydown	130
Notes Repayment	89
Illustrative Transaction Fees	35
Total Cash Uses	**$555**

Non-Cash Sources	
Exchange 2L Notes	$571
Existing RCF to Exchange TL	200
Total Non-Cash Sources	**$771**

Non-Cash Uses	
Exchanging 2023 Notes	$181
Exchanging 2024 Notes	214
Exchanging 2026 Notes	175
Exchanging RCF	200
Total Non-Cash Uses	**$771**

Pro Forma Capitalization

	Status Quo (Q4'21)	Illustrative Transaction: GEO Proposal (12.16.2021)	
	Current	Adj.	Pro Forma
Secured Debt:			
RCF / Exchange RCF	$787	($401)	$385
RCF / Tranche 2 Exchange TL	--	200	200
TL / Tranche 1 Exchange TL	762	(130)	632
Exchange 2L Notes	--	571	571
Unsecured Debt:			
2023 Notes	$259	($259)	$--
2024 Notes	225	(225)	--
2026 Notes	350	(175)	175
2026 Exch. Notes	230	--	230
Total Recourse Debt	**$2,613**	**($420)**	**$2,193**
Credit Metrics			
Net Leverage	4.5x	0.1x	4.5x
1L Net Leverage[4]	2.6x	(0.0x)	2.6x
2L Net Leverage[4]			3.8x
Interest Coverage	4.5x	(0.0x)	4.5x
Liquidity			
Unrestricted Cash	$555[5]	($455)	$100
RCF Commitment	900	(350)	550
(-) RCF Outstanding	(787)	401	(385)
(-) LCs Outstanding	(95)	--	(95)
RCF Availability	$18	$51	$70
Total Liquidity	**$574**	**($404)**	**$170**

1. Assumes 100% participation from RCF and TL lenders.
2. ECF is net of maintenance capex, growth capex and other customary / free cash flow items.
3. Between Tranche 2 Exchange TL and Exchange RCF, ECF sweep is first applied to Tranche 2 Exchange TL; after Tranche 2 Exchange TL is paid down in full, sweep is applied to reduce Exchange RCF commitment to a minimum of $500mm, after which the Company will retain any remaining portion of the sweep (subject to anti-hoarding).
4. 1L Net Leverage and 2L Net Leverage ratios exclude cash held at unrestricted subsidiaries; pro forma 1L Net Leverage and 2L Net Leverage ratios assume the transfer of $130mm of cash out of unrestricted subsidiaries.
5. Includes ~$171mm of cash held at unrestricted subsidiaries. $130mm is held in GEO Design Services, Inc. and would be transferred back to the parent as part of the transaction. The additional $41mm is held in foreign subsidiaries and is not readily available to support domestic liquidity needs and/or debt repayment.

6

Liability Management transaction proposals Pro forma for the transactions, GEO is expected to generate meaningful cash flow and achieve further deleveraging over forecast period. Amend & Extend of Secured Debt & Senior Notes Exchange (cont’d) (GEO’s 12/16/21 Proposal) ($ in millions) Includes provision for doubtful accounts, gains/losses on sale/disposals of property & equipment and gains/losses attributable to noncontrolling interests. Includes increase in restricted cash of A$20m in Q3’21, increasing A$5m quarterly up to A$60m related to GEO Australia. Includes mandatory amortization and exchange paydown. Includes transaction related notes repayment in Q4’21. Includes payments on non-recourse debt. Excludes pre-transaction mandatory amortization in FY’21. Leverage Ratios assume end of period debt over Pro Forma Bank EBITDA. Interest Coverage calculated using Bank EBITDA over LTM Interest Expense (except for FY’21E Interest Coverage, which is calculated using pro forma interest expense). Adjustments include gains/losses attributable to non-controlling interests, stock-based compensation and other non-cash items. Adjustments include Ravenhall net interest income, executive retirement plan, franchise taxes and other non-recurring expenses. Liquidity Rollforward LTM Credit Statistics 7

Liability Management transaction proposals For illustrative purposes, the following compares what the Term Loan lenders would receive between now and their upcoming maturity1 under a Deal vs. No Deal scenario and demonstrates the illustrative impact to collateral coverage if the Company were to utilize basket capacity (e.g., debt repayment, dividends and other restricted payments, etc.). Illustrative Cash Paydown and Collateral Coverage at 12/31/2023 12/31/2023 used as a proxy for Existing TL maturity. At transaction close and from FY’22 through FY’23. Assumes 100% bond participation in the Deal scenario (i.e., no stub maturities). In Deal scenario, assumes that unencumbered properties with NBV > $15mm are added to the collateral package (85% minimum). Net book values as of Q2’21. For illustrative purposes, excludes other personal property and any value on account of equity pledges in foreign subsidiaries. Illustrative Collateral Coverage of Term Lenders – Deal vs. No Deal (GEO’s 12/16/21 Proposal) ($ in millions) In addition to substantial cash paydown, under the Deal scenario the TL would also receive a 75 bps step-up in interest rate (~$4.7mm of additional interest on an annualized basis at closing) In addition to repayment of the 2023 Notes, under existing credit agreement, Company has ~$350mm of basket capacity to prepay 2024 / 2026 Notes and make other RPs / dividends over the next two years, which, if utilized, would decrease collateral coverage to ~0.9x in No Deal scenario; the existing capacity of ~$350mm would be reduced to the Company-retained portion of ECF under the Deal scenario In Deal scenario, ~85% of real property encumbered vs. ~51% in No Deal scenario, an incremental ~$650mm $225mm of FY’23 EBITDA is attributable to unencumbered properties; if such EBITDA is excluded, Secured Net Leverage under the illustrative No Deal scenario would be ~5.0x in FY’23 A C D A B C D B B 8 Deal No Deal Cash Paydown to Existing TL (FY'22 - FY'23) Transaction Paydown $130 $-- Mandatory Amort. (FY'22 - FY'23) 16 16 ECF Sweep (FY'22 - FY'23) 138 -- Total Cash Paydown to Existing TL $284 $16 % Total Cash Consideration 37.3% 2.1% Unrestricted Cash at 12/31/2021 $555 $555 Less: Cash in Unrestricted Subsidiaries at 12/31/2021 (41) (171) Encumbered Cash at 12/31/2021 $515 $385 Plus: FY'22 - FY'23 Cash Flow (Pre-Paydown of 1L Debt) 399 397 Less: Exchange Paydown + Amortization + RCF Paydown 2 (879) (16) Encumbered Cash at 12/31/2023 $35 $766 Less: Repayment of 2023 Notes 3 -- (259) Cash Collateral at 12/31/2023 $35 $506 Mortgaged Real Property (NBV) 4, 5 1,657 1,043 Other Property & Equipment (NBV) 5 78 78 Accounts Receivable 320 320 Less: Fees -- (50) Total Collateral 6 $2,090 $1,863 Tranche 1 TL Outstanding at 12/31/2023 478 746 Tranche 2 TL Outstanding at 12/31/2023 31 -- Existing RCF + LCs Outstanding at 12/31/2023 380 882 Total Secured Debt Outstanding $889 $1,628 Collateral Coverage 2.4x 1.1x 12/31/2021 Secured Net Leverage 2.6x 2.6x 12/31/2023 Secured Net Leverage 1.9x 2.5x